EXHIBIT 16.1


                                Want & Ender, PC
                                  Martin Ender
                             386 Park Avenue South
                                   Suite 1618
                               New York, NY 10016


                                 April 15, 2004




Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549




Ladies and Gentlemen:

We have been furnished with copies of the response to Item 4 of Form 8-K for the event that occurred on April 10, 2004, to be filed by our former client, Odyssey Pictures Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.




Very truly yours,


/s/ Want & Ender PC
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    Want and Ender PC